Exhibit 99.2

Effect of the reverse stock split on the number of shares of common stock authorized, issued and outstanding and on the number of weighted average shares outstanding, basic and diluted, as reported in the December 31, 2011 Form 10-K and the June 30, 2012 Form 10-Q.

	As Reported		Restated
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Common Stock, $0.01 par value
Authorized shares	50,000,000	50,000,000	2,500,000	2,500,000
Shares issued	3,103,004	2,143,631	155,150	107,182
Shares outstanding	3,094,961	2,135,588	154,748	106,779
Treasury stock	8,043	8,043	402	402

	Year Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Weighted average shares outstanding, basic and diluted	2,625,691	1,806,132	131,285	90,307
Net loss per share, basic and diluted	$(1.32)	$(4.28)	$(26.37)	$(85.67)

	6/30/2012		6/30/2012
Common Stock, $0.01 par value
Authorized shares	50,000,000		2,500,000
Shares issued	4,167,820		208,391
Shares outstanding	4,159,777		207,989
Treasury stock	8,043		402

	3 months ended June 30,		3 months ended June 30,
	2012	2011	2012	2011
Weighted average shares outstanding, basic and diluted	4,159,777	2,562,488	207,989	128,124
Net loss per share, basic and diluted	$(0.18)	$(0.40)	$(3.59)	$(7.91)

	6 months ended June 30,		6 months ended June 30,
	2012	2011	2012	2011
Weighted average shares outstanding, basic and diluted	3,940,898	2,505,568	197,045	125,278
Net loss per share, basic and diluted	$(0.48)	$(0.50)	$(9.66)	$(9.97)